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                                                                     Exhibit 5.1

                     [Weil, Gotshal & Manges LLP letterhead]

                                November 1, 2005

EpiCept Corporation
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

Ladies and Gentlemen:

          We have acted as counsel to EpiCept Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4 (the "Registration Statement") with respect to the registration of 6,558,663 shares of common stock, par value $0.0001 per share, of the Company (the "Shares"), to be issued in connection with the merger of Magazine Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Maxim Pharmaceuticals, Inc., a Delaware corporation (the "Merger").

          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Amended and Restated Certificate of Incorporation of the Company to be effective immediately prior to the consummation of the Merger, filed as Exhibit 3.3 to the Registration Statement (the "Amended and Restated Certificate of Incorporation"); (ii) the form of the Amended and Restated By-Laws of the Company to be effective immediately prior to the consummation of the Merger, filed as Exhibit 3.5 to the Registration Statement; (iii) the Registration Statement; and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as
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certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

          We have assumed that the Amended and Restated Certificate of Incorporation, which will, among other things, effectuate a reverse stock split whereby four shares of the Company's common stock will be converted into one share of the Company's common stock, will be filed with the Secretary of State of the State of Delaware immediately prior to the consummation of the Merger.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued upon the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Weil, Gotshal & Manges LLP